UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-12

                               GASCO ENERGY, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

     (5)  Total fee paid:

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     [  ] Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount Previously Paid:

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            (2) Form, Schedule or Registration Statement No.:

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            (3) Filing Party:

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            (4) Date Filed:

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


                               GASCO ENERGY, INC.
                        8 INVERNESS DRIVE EAST SUITE 100
                               ENGLEWOOD, CO 80112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 15, 2007

To the Stockholders:

The 2007 Annual Meeting of the Stockholders of Gasco Energy, Inc., a Nevada corporation, will be held on Tuesday, May 15, 2007 at 10:00 a.m., Mountain Daylight Time, in the Lone Tree Room of the Marriott Denver South at Park Meadows, located at 10345 Park Meadows Drive, Littleton, Colorado. The Annual Meeting will be held for the following purposes:

     1. To elect eight directors to serve until the 2008 Annual Meeting of Stockholders.

     2. To ratify the appointment of Hein & Associates LLP as independent auditors of Gasco for the fiscal year ending December 31, 2007.

     3. To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on April 5, 2007 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important.



                                             By Order of the Board of Directors,


                                             /s/ W. King Grant
                                             -------------------
                                             W. King Grant
                                             Secretary


April 13, 2007

                                TABLE OF CONTENTS


Proxy Statement                                                               1

General Information                                                           1

Shares Outstanding and Voting Rights                                          1

Election of Directors                                                         2

Nominees for Election at the Annual Meeting                                   3

Security Ownership of Certain Beneficial Owners and Management                6

Corporate Governance                                                          8

Charitable Contributions                                                      10

Section 16(a) Beneficial Ownership Reporting Requirements                     10

Compensation Discussion and Analysis                                          13

Executive Compensation                                                        19

Director Compensation                                                         30

Report of Compensation Committee                                              31

Compensation Committee Interlocks and Insider Participation                   31

Report of Audit Committee                                                     31

Ratification of Appointment of Independent Auditor                            32

Audit Fees Summary                                                            33

Other Matters                                                                 33

Stockholder Proposals and Nominations                                         33

                               GASCO ENERGY, INC.
                        8 Inverness Drive East, Suite 100
                            Englewood, Colorado 80112
                                 (303) 483-0044

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 15, 2007

                               GENERAL INFORMATION
The enclosed proxy is solicited by and on behalf of the Board of Directors of Gasco Energy, Inc., a Nevada corporation ("we," "our," "us" or "Gasco"), for use at the 2007 Annual Meeting of Stockholders (the "Annual Meeting") to be held the Lone Tree Room of the Marriott Denver South at Park Meadows, located at 10345 Park Meadows Drive, Littleton, Colorado on Tuesday, May 15, 2007 at 10:00 a.m., Mountain Daylight Time, or at any adjournment(s) thereof. This Proxy Statement and the enclosed Proxy Card have been sent to stockholders on or about April 13, 2007.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of Gasco or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Annual Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for ratification of the appointment of independent auditors and in the discretion of the proxy holders with respect to any other matters properly brought before the Annual Meeting.

The cost of this solicitation of proxies is being borne by Gasco. Solicitations will be made only by the use of mail, except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, email or facsimile, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of our common stock, par value $0.0001 per share (the "Common Stock"), and we will reimburse them for their reasonable expenses incurred in doing so.

Our Annual Report on Form 10-K for the year ended December 31, 2006 has been mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. The Form 10-K does not constitute a part of this proxy soliciting material.

                      SHARES OUTSTANDING AND VOTING RIGHTS

At the close of business on April 5, 2007, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 85,100,015 shares of Common Stock.

A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining the presence of a quorum.

If a quorum is present at the Annual Meeting, the eight director nominees who receive the greatest number of votes cast by shares of Common Stock present in person or by proxy and entitled to vote shall be elected as directors. The affirmative vote by the holders of a majority of the shares of Common Stock present and voting is required to ratify the selection of Hein & Associates LLP as our independent auditors for 2007 provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum.

Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. With respect to all other matters, abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on such matters. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.

                              ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

Eight directors are to be elected at the Annual Meeting. If elected, each director will serve until our 2008 Annual Meeting or until his successor has been elected and qualified. Each of the nominees serves as a director of Gasco and all of the directors are required to stand for election at the Annual Meeting because the directors hold annual terms.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The following table sets forth information regarding the names, ages and positions with Gasco and the length of continuous service as a director of Gasco.

The Board of Directors Recommends Voting "For" the Election of Each of the Director Nominees



                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                                Age as
                                                                                                   of
              Name                                         Positions with Gasco                 3/31/07

 Marc A. Bruner                  Director of Gasco since 2001; Chairman of the Board of            57
                                 Directors
 Richard J. Burgess              Director of Gasco since 2003                                      75
 Charles B. Crowell              Director of Gasco since 2002                                      63
 Mark A. Erickson                Director of Gasco since 2001; Chief Executive Officer and         47
                                 President
 Richard S. Langdon              Director of Gasco since 2003                                      56
 Carmen J. (Tony) Lotito         Director of Gasco since 2001                                      63
 John A. Schmit                  Director of Gasco since 2003                                      39
 Carl Stadelhofer                Director of Gasco since 2001                                      53

The Board of Directors has determined that each of the above nominees other than Messrs. Bruner and Erickson is independent. To be "independent" under the rules and regulations of the American Stock Exchange, a director may not, other than in his or her capacity as a member of the audit committee, board of directors, or other board committee, (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from Gasco or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Gasco (provided that such compensation is not contingent in any way on continued service); or (ii) be an affiliated person of Gasco or any of its subsidiaries.

The following sets forth certain biographical information concerning each of our directors.

Directors

Marc A. Bruner. Mr. Bruner has served as the Chairman of the Board of Directors of Gasco and as a member of Gasco's executive committee since February 2001. From November 2004 until April 1, 2005, Mr. Bruner served as Chairman, Chief Executive Officer and President of Mako Energy Corporation ("Mako"). Mako merged with Falcon Oil and Gas Ltd. ("Falcon") on April 1, 2005 at which time Mr. Bruner became the Chairman, Chief Executive Officer and President of Falcon. Falcon is listed on the Toronto Venture Exchange. From November 2002 until present Mr. Bruner has been the largest shareholder of Galaxy Energy Corporation, a publicly traded natural gas and coalbed methane exploration and development company. From January 1996 to January 1999, Mr. Bruner was founding Chairman of the Board of Ultra Petroleum, an American Stock Exchange listed natural gas company. Ultra's business is focused on tight sand development in the Green River Basin of Wyoming. In late 1997, Mr. Bruner co-founded Pennaco Energy, Inc., a coal bed methane company. In 1996, Mr. Bruner co-founded RIS Resources International, a natural gas company, and served as a Director until late 1997.

Richard J. Burgess. Mr. Burgess has served as a director and a member of the compensation committee of Gasco since May 2003. Mr. Burgess served as President and CEO of NOMECO before retiring in 1994. NOMECO later became CMS Oil and Gas Company, which is a wholly owned subsidiary of CMS Energy Corporation (NYSE). Mr. Burgess received a B.S. degree (honors) in Geology from the University of

Manitoba and has held various positions in the oil and gas industry since 1954. Mr. Burgess currently serves on the Board of Directors of Michigan Oil and Gas Association and ROC Oil Company and is a former director of Miller Exploration, Seagull Energy, Command Petroleum and Sydney Oil Company. Mr. Burgess has been involved, in various capacities, with the American Association of Petroleum Geologists, Independent Petroleum Association of America, Ontario Petroleum Institute and Potential Gas Committee.

Charles B. Crowell. Mr. Crowell has served as Vice Chairman of the Board, a director and a member of the audit, compensation and executive committees of Gasco since July 2002. Mr. Crowell has served as a director of Derek Oil & Gas Corporation since March 2007. Since 1993, Mr. Crowell has been a practicing attorney and a consultant to oil and gas companies, and was a senior member of Crowell & Bishop, PLLC, Attorneys from November 1995 through June 1998. From September 1996 until June 2000, Mr. Crowell held the position of Manager at Enigma Engineering Company, LLC. Mr. Crowell also worked at Triton Energy
Corporation where he held the positions of Executive Vice President, Administration from November 1991 to May 1993, Senior Vice President and General Counsel from August 1989 to October 1991 and Vice President and General Counsel from November 1981 to July 1989. Mr. Crowell currently serves as a director of PetroHunter Corporation since January 2007. From June 1999 to February 2001, Mr. Crowell served as a director of Comanche Energy, Inc. He has also held public directorships at Arakis Energy Corporation from June 1997 to October 1998, at Aero Services International, Inc. from December 1989 to May 1993 (where he was Chairman of the Board from August 1990 to December 1992) and at Triton Europe, plc. from October 1989 to May 1993. Mr. Crowell holds a BA degree from John Hopkins and a JD from University of Arkansas. He was admitted to the practice of law in Texas in 1974.

Mark A. Erickson. Mr. Erickson has served as Chief Executive Officer and President of Gasco and as a Director and a member of the executive committee, since February 2001. Mr. Erickson served as President of Pannonian Energy Inc. from mid-1999 until our merger with Pannonian Energy in February 2001. In late 1997, Mr. Erickson co-founded Pennaco Energy, Inc., an AMEX listed oil and gas company with properties in the Powder River basin of Wyoming. He served as an officer and director of Pennaco from its inception until mid-1999. Mr. Erickson served as President of RIS Resources (USA), a natural gas company from late 1997 to the end of 1998. Mr. Erickson is a Registered Petroleum Engineer with twenty years of experience in business development, finance, strategic planning, marketing, project management and petroleum engineering. He holds a MS in Mineral Economics from the Colorado School of Mines.

Richard S. Langdon. Mr. Langdon became a Director of Gasco and a member of the audit committee in March 2003. Mr. Langdon is currently the President and Chief Executive Officer of Matris Exploration Company, LP, a privately held exploration and production company active in California. Mr. Langdon became the President and Chief Executive Officer of Matris in the beginning of 2003. From 1997 until December 2002, Mr. Langdon served as Executive Vice President and Chief Financial Officer of EEX Corporation, a NYSE-listed exploration and production company that was acquired by Newfield Exploration in late 2002. Before joining EEX Corporation, Mr. Langdon was an oil and gas consultant from August 1996 to March 1997. Prior to that, he held various positions with the Pennzoil Companies since 1991, including Executive Vice President--International Marketing--Pennzoil Products Company, from June 1996 to August 1996; Senior Vice President--Business Development & Shared Services--Pennzoil Company from January 1996 to June 1996; and Senior Vice President--Commercial & Control--Pennzoil Exploration & Production Company from December 1991 to December 1995. Mr. Langdon is currently a member of the Board of Directors of Constellation Energy Partners LLC, a public limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. Mr. Langdon holds a B.S. in Mechanical Engineering and a Masters of Business Administration, both from the University of Texas at Austin.

Carmen J. (Tony) Lotito. Mr. Lotito has served as a Director of Gasco and as the Chairman of Gasco's audit and compensation committees since April 2001. Mr. Lotito currently serves as the Executive Vice President, Chief Financial Officer, Treasurer and a member of the Board of Directors of PetroHunter Corporation since May 2006. Mr. Lotito has served as Executive Vice President, Chief Financial Officer, Secretary - Treasurer and a director of GSL Energy Corporation since August 2005. He served as Executive Vice President, Chief Financial Officer, Treasurer and as a director, until July 2005, of Galaxy Energy Corporation, a publicly traded natural gas and coalbed methane exploration and development company upon its acquisition of Dolphin Energy Corporation in November 2002. Mr. Lotito served as the Chief Financial Officer, Treasurer and a Director of Dolphin Energy Corporation from September 2002 through November 2002. Mr. Lotito served as Vice President, Chief Financial Officer and a Director of Coriko Corporation, a private business development company from November 2000 to August 2002. Mr. Lotito has been a member of Equistar Capital LLC, an investment-banking firm since December 1999. From March 2000 to September 2001, Mr. Lotito served as a Director of marketing for Impact Web Development. Prior to joining Coriko from Utah Clay Technology, Inc., Mr. Lotito was self-employed as a financial consultant. Mr. Lotito holds a BS degree in Accounting from the University of Southern California.

John A. Schmit. Mr. Schmit became a Director of Gasco in October 2003 and a member of the compensation committee in December 2004. Mr. Schmit is a Manager of Crestview Capital Partners, LLC, a private investment firm specializing in private placements for small public companies. Prior to joining Crestview in February 2005, Mr. Schmit served as Vice President of Investments for RENN Capital Group, Inc., a registered investment advisor, where he was a portfolio manager of closed-end funds from May 1997 through December 2004. From September 1992 to September 1994, he practiced law with the law firm of Gibson, Ochsner & Adkins, in Amarillo, Texas. He holds a BBA in Finance from Texas Christian University, a JD from the University of Oklahoma College of Law and an LLM in International and Comparative Law from The Georgetown University Law Center.

Carl Stadelhofer. Mr. Stadelhofer has served as a Director since February 2001 and a member of the audit committee and the compensation committee of Gasco since April 2001. Mr. Stadehofer has also served as a director for Falcon since June 2006. Mr. Stadelhofer is a partner with the law firm of Rinderknecht Klein & Stadelhofer in Zurich, Switzerland, where he has practiced law for over twenty years. He was admitted to the practice of law in Switzerland in 1982. He completed his law degree in 1979 in Switzerland and studied law in the United States at Harvard Law School and at Georgetown University Law School. His practice specializes in banking and financing, mergers and acquisitions, investment funds and international securities transactions.

Executive Officers

The following sets forth certain biographical information concerning each of our executive officers, other than executive officers who also serve as directors:


                                                                                              Age as
                                                                                               of
     Name                                        Position with Gasco                         3/31/07

 Michael K. Decker               Executive vice president and chief operating officer           52
 W. King Grant                   Executive vice president and chief financial officer           43

Michael K. Decker. Mr. Decker has served as Executive Vice President and Chief Operating Officer of Gasco since July 2001 and as Director from July 2001 until October 2003. From August 1999 until July 2001, Mr. Decker founded and served as the President of Black Diamond Energy, LLC. From 1990 to August 1999 Mr. Decker served as the Vice President of Exploitation of Prima Energy Corporation, a Nasdaq traded oil and gas company. From 1988 to 1990, Mr. Decker was employed by Bonneville Fuels Corporation as a Senior Geologist. From 1977 to 1988, Mr.
Decker was employed by Tenneco Exploration and Production Company as a Senior Project Geological Engineer. Mr. Decker has over thirty years of oil and gas exploration, development, operations and mergers and acquisitions experience. He holds a BS degree in Geological Engineering from the Colorado School of Mines and is the Chairman of the Board of the Potential Gas Committee, an independent natural gas resource assessment organization.

W. King Grant. Mr. Grant has served as Chief Financial Officer of Gasco since July 2001 and as Director from July 2001 until March 2003. From November 1999 to May 2001, Mr. Grant served as Executive Vice President and Chief Financial Officer for KEH.com, a catalog/internet retailer of new and used camera equipment. From February 1997 to March 1999, Mr. Grant was a Senior Vice President in the Natural Resources Group of ING Baring, LLC where he was responsible for providing financing and advisory services to mid-cap and smaller energy companies. For the previous eleven years, Mr. Grant held several positions at Chase Manhattan Bank and its affiliates, most recently as a Vice President in the Oil & Gas group. Mr. Grant holds a BSE in Chemical Engineering from Princeton University and an MBA from the Wharton School at the University of Pennsylvania.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 31, 2007 by: any individual, partnership or corporation that is known to us, solely by reason of its examination of Schedule 13D and 13G filings made with the SEC, to be the beneficial owner of more than 5% of each class of shares issued and outstanding and each executive officer, director and all executives, officers and directors as a group. As of March 31, 2007, we had 85,100,015 shares of Common Stock outstanding. If a person or entity listed in the following table is the beneficial owner of less than one percent of our Common Stock outstanding, this fact is indicated by an asterisk in the table. Unless otherwise noted, each person listed has sole voting and dispositive power over the shares indicated, and the address of each stockholder is the same as our address. The number of shares beneficially owned by a person includes the common shares that are issuable upon conversion of the 5.50% Convertible Senior Notes due 2011, ("Convertible Notes"), which are convertible at any time by the holder thereof. These shares are deemed outstanding for the purpose of computing their percentage ownership but are not outstanding for the purposes of computing the percentage ownership of any other person. The number of shares beneficially owned by a person also includes shares that are subject to stock options that are exercisable within 60 days of March 31, 2007. These shares are also deemed outstanding for the purpose of computing their percentage ownership. These shares are not outstanding for the purpose of computing the percentage ownership of any other person.

                                                              Number of Shares
            Name                                             Beneficially Owned              Percent of Class
5% or Greater Holders

CNH Partners, LLC (1)                                             8,400,000                        8.9%
CNHCA Master Account, L.P.
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830

PENN Capital Management Co, Inc.                                  4,789,000                        5.6%
457 Haddonfield Road, Suite 210
Cherry Hill, NJ 08002

Directors and Executive Officers

Marc Bruner  (2) (3)                                              4,361,422                        5.0%

Mark A. Erickson (2) (4)                                          3,987,473                        4.6%

Michael K. Decker (2)                                             1,091,681                        1.3%

W. King Grant (2)                                                 1,157,139                        1.3%

Carmen J. (Tony) Lotito (2)                                        503,416                          *

Carl Stadelhofer (2)                                               391,666                          *

Charles B. Crowell (2)                                             573,925                          *

Richard S. Langdon (2)                                             238,357                          *

Richard J. Burgess (2) (5)                                         280,915                          *

John A. Schmit (2)                                                 102,500                          *

All Directors and Executive Officers as a Group (10
persons)  (2) (3) (4) (5)                                        12,688,494                       13.8%

---------------

     (1) CNH CA Master Account, L.P. exercises voting and dispositive power over the securities comprised of 8,400,000 shares of common stock issuable upon the conversion of $33,600,000 of 5.5% Convertible Notes.

     (2) The following number of shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2007 are included in the amounts shown: Mr. Bruner, 1,150,000 shares; Mr. Erickson, 1,279,167 shares; Mr. Decker, 868,163 shares; Mr. Grant, 716,163 shares; Mr. Lotito, 322,916 shares; Mr. Stadelhofer, 391,666 shares; Mr. Crowell, 395,833 shares; Mr. Langdon, 237,500 shares; Mr. Burgess, 147,915 shares; Mr. Schmit, 87,500 shares.

     (3) The common stock held by Mr. Bruner includes 8,707 shares of common stock that is held by Resource Venture Management, which is a company owned by Mr. Bruner.

     (4) The common stock held by Mr. Erickson includes 161,254 shares of common stock owned by his wife as custodian for their children.

     (5) The common stock held by Mr. Burgess includes 60,000 shares of common stock held in a trust for Mr. Burgess' wife of which he is the trustee.

                              CORPORATE GOVERNANCE

Directors' Meetings and Committees of the Board of Directors

The Board of Directors held six meetings during 2006. During 2006, each of the directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served. Although we have no formal policy with respect to Director attendance at our annual meetings, we invite our Directors to attend. Last year all of our Directors attended our annual meeting.

The Board of Directors of Gasco has formed an Audit Committee, a Compensation Committee and an Executive Committee.

The Audit Committee currently consists of Messrs. Lotito, Stadelhofer, Langdon and Crowell, all of whom are independent under the definition of independence used in the AMEX listing standards and the rules and regulations of the SEC Exchange Act of 1934. Mr. Lotito serves as the chairman of the Audit Committee. The Board of Directors has determined that Mr. Lotito is an audit committee financial expert with the meaning proscribed by the rules and regulations under the Securities and Exchange Act of 1934. The Audit Committee met four times during 2006. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our internet website at www.gascoenergy.com. The Audit Committee is primarily responsible for:

     -    selecting the independent auditors for recommendation to the Board;

     - selecting the securities legal counsel for recommendation to the Board;

     - reviewing the scope of the proposed audit for the current year including the audit procedures to be utilized and the conclusions and comments or recommendations of the independent auditors;

     - reviewing the adequacy and effectiveness of the accounting controls of Gasco;

     - reviewing the internal audit function including the independence and authority of its reporting obligations;

     - reviewing the financial statements contained in the annual and quarterly reports to shareholders;

     - reviewing the accounting and financial human resources and succession planning within Gasco, and

     - investigating any matter brought to its attention within the scope of its duties.

The Audit Committee has performed its annual review and assessment of the Audit Committee Charter, which was adopted in March 2001. The report of the Audit Committee is set forth below.

The Compensation Committee currently consists of Messrs. Lotito, Stadelhofer, Burgess, Crowell and Schmit, all of whom are independent under the definition of independence used in the AMEX listing standards. The Compensation Committee met three times during 2006. Mr. Lotito serves as chairman of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our internet website at www.gascoenergy.com. The report of the Compensation Committee with regard to compensation matters is set forth below. The Compensation Committee is responsible for:

     - to assist the Board in its responsibility relating to fair and competitive compensation of key employees of Gasco;

     - to assure that key employees which includes all officers are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of appropriated regulatory bodies and any exchange rules to which we may be subject;

     - to review and approve our compensation philosophy and its compensation programs, plans and awards;

     - to administer our long and short term incentive plans and stock option plans;

     - to review the compensation of our Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel; and

     -    to review and approve our general employee benefit plans as needed.

The Executive Committee currently consists of Messrs. Bruner, Erickson, Schmit and Crowell. The Executive Committee met six times during 2006. Messrs. Bruner and Erickson are not considered independent as Mr. Bruner is a strategic consultant for Gasco and Mr. Erickson is the President and the CEO of Gasco. The remaining members are independent under the definition of independence used in the AMEX listing standards. The principal responsibility of the Executive Committee is to aid and assist our management in the day-to-day operations of Gasco and to act on behalf of the Board of Directors, subject to certain limitations, when it is not feasible to call and convene a full board meeting.

The Board of Directors does not have a nominating committee; however, given the fact that a majority of the Board of Directors is comprised of independent directors, the Board of Directors believes the functions of a nominations committee are adequately addressed by the process for the nomination of director candidates, which has been adopted by the Board of Directors. A majority of our independent directors is required to approve the director nominations. The members of the Audit Committee participate in the nomination process and approve the selection of director nominees.

                            CHARITABLE CONTRIBUTIONS

During the fiscal year ended December 31, 2006, we did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer, that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16 (a) of the Securities Exchange Act of 1934 requires the officers, directors and persons who own more than ten percent of our stock, to file reports of ownership and changes in ownership with the Securities Exchange Commission ("SEC"). Officers, directors and greater than ten percent owners are required by SEC regulations to furnish us with copies of all Section 16 (a) forms they file.

Based solely on its review of the copies of such forms received by it, we believe that each of its officers, directors and greater than ten percent owners complied with all Section 16 (a) filing requirements applicable to them during the year ended December 31, 2006, except for the following late filings: Mark Erickson filed a Form 4 dated 4/26/06 on 5/1/06 and a Form 4 dated 6/14/06 on 6/19/06: W. King Grant filed a Form 4 dated 4/26/06 on 5/1/06 and a Form 4 dated 6/14/06 on 6/19/06; Richard Langdon filed a Form 4 dated 4/26/06 on 5/1/06; Richard Burgess filed a Form 4 dated 4/26/06 on 5/1/06; Carl Stadelhofer filed a Form 4 dated 4/26/06 on 5/1/06; Carmen (Tony) Lotito filed a Form 4 dated 4/26/06 on 5/1/06; Charles Crowell filed a Form 4 dated 4/26/06 on 5/1/06; John Schmit filed a Form 4 dated 4/26/06 on 5/1/06 and a Form 5 dated 12/31/06 on 2/15/07; and Michael Decker filed a Form 4 dated 4/26/06 on 5/1/06 and a Form 4 dated 6/14/06 on 6/19/06.


Director Nominations Process

The Board of Directors does not have a nominating committee; however, given the fact that a majority of the Board of Directors is comprised of independent directors, the Board of Directors believes the functions of a nominations committee are adequately addressed by the following process for the nomination of director candidates, which has been adopted by the Board of Directors. Stockholders seeking to recommend director candidates for consideration may do so by writing the Secretary of Gasco, giving the recommended candidates' name, biographical data and qualifications; provided that such recommendations are submitted by shareholders within the time period set forth below under "Stockholder Proposals and Nominations."

A majority of our independent directors is required to approve the director nominations. The members of the Audit Committee participate in the nomination process and approve the selection of director nominees. The full Board of Directors, including directors that are not independent, also approves the director nominations. When identifying director nominees, the Board of Directors considers, among other factors, the candidate's reputation, integrity, independence from Gasco, skills and business, government or other professional acumen, bearing in mind the composition of the Board of Directors and the current state of Gasco and the industry generally; the number of other public companies for which the candidate serves as director, though there is no limit on the number of public companies on which a director-nominee can serve ; the availability of the candidate's time and commitment to us and the candidate's specific experience in the oil and gas business. In the case of current directors being considered for re-nomination, the Board of Directors also takes into account the director's tenure as a member of the Board of Directors, the director's history of attendance at meetings of the Board of Directors and committees thereof; and the director's preparation for and participation in such meetings. The same criteria will be evaluated with respect to candidates recommended by stockholders. In addition, if applicable, the Board of Directors takes into account whether a candidate has been designated by one or more groups of holders of our equity securities pursuant to the terms of such security.

Stockholder Communications

Stockholders can contact any director or committee of the Board of Directors by writing them c/o Secretary, Gasco Energy, Inc., 8 Inverness Drive E., Suite 100, Englewood, Colorado 80112. All such communication will be forwarded to the Board of Directors.

Certain Relationships and Related Transactions

Our "Corporate Code of Business Ethics" addresses our policy for dealing with transactions with affiliates and as a matter of procedure we obtain Board of Director approval for any transaction with a director, executive officer or other affiliate of Gasco. A complete description of the transaction including the services or products to be provided, the financial components related to the services or products, the nature of the relationship of the entity involved in the transaction, and any other contractual obligations related to the transaction is presented to the Board of Directors for their review. The Board of Directors indicates their approval of the transaction with a written resolution.

Marc A. Bruner Strategic Consulting Agreement We entered into a Strategic Consulting Agreement with Mr. Bruner, effective January 2, 2003, that expires on January 31, 2008. The agreement is automatically extended each year for an additional one year-term from the next anniversary date unless we notifie Mr. Bruner in writing at least 120 days prior to the next anniversary date that we will not be renewing the agreement on the next anniversary date. During 2006, the agreement entitled Mr. Bruner to an annual fee of $120,000 and an annual bonus payment equal to 0.875% of Gasco's cash flow from wells drilled by or on behalf of Gasco. Mr. Bruner received an annual bonus of $126,735 and $86,887 for the years ended December 31, 2006 and 2005, respectively. These fees and bonuses were paid to a company that is owned by Mr. Bruner. Effective January 1, 2007, Mr. Bruner agreed to reduce his annual fee to $48,000 and to waive his right to receive his annual bonus in order to maintain his independence from Gasco. There is no agreement or understanding for him to recover any of this compensation in the future. The agreement provided for the award to Mr. Bruner of 187,500 shares of Common Stock of Gasco from a restricted stock plan in exchange for the surrender by Mr. Bruner of vested options to purchase 150,000 shares of Common Stock at $3.15 per share, 50,000 shares of Common Stock at $3.00 per share and 925,000 shares of Common Stock at $2.00 per share. Mr. Bruner also has the right to receive 25% of all option grants made by us each calendar year during the term of the agreement. Mr. Bruner waived this right with respect to all option grants during 2006, 2005 and 2004. In addition, the agreement provides that each year Mr. Bruner and Gasco shall mutually agree on a performance-based bonus plan for Mr. Bruner. The agreement also contains non-compete provisions in the event of the termination of the agreement.

Mr. Bruner's agreement also provides for certain payments in the event that the agreement is terminated for any reason other than his voluntary termination, death, disability or termination for cause. In the event that Mr. Bruner's agreement is terminated by us without cause or due to certain change of control events, Mr. Bruner is entitled to receive an amount equal to his annual fee for the remaining term of the agreement plus an additional cash payment of $500,000. If the termination occurs at anytime when the average closing price for our Common Stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $1,000,000. This payment will be further increased as such average closing price increases, up to a maximum of $3,500,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of Gasco, the additional cash payment will be based on the consideration per share paid to our shareholders in connection with the change of control instead of the market price of our common stock. See "Potential Payments Under Termination or Change in Control".

On October 11, 2004, the Board of Directors of Gasco, other than Mr. Erickson and Mr. Bruner, approved a transaction pursuant to which Marc Bruner, the chairman of Gasco's Board of Directors, and Mark Erickson, a director and President and Chief Executive Officer of Gasco, would transfer to Gasco their rights to receive certain overriding royalty interests in its properties in exchange for the grant to each of them of options to purchase 100,000 shares of Common Stock at the market price on the date of grant. Messrs. Bruner and Erickson subsequently agreed to transfer such rights to Gasco for no options or other consideration.

For each individual, these interests range between .06% and 0.6% of Gasco's working interest in certain of its Utah and Wyoming properties. Gasco will also agree to convey equivalent royalty interests to Mr. Bruner and Mr. Erickson, or either of them, in the event that it sells any of the property subject to the royalty interests, upon certain change of control events or upon the involuntary termination of either individual. Mr. Bruner and Mr. Erickson acquired these rights under a Trust Termination and Distribution Agreement, dated December 31, 2002, with respect to the Pannonian Employee Royalty Trust ("Royalty Trust"). The Royalty Trust had been established by Pannonian Energy, Inc. ("Pannonian") prior to Pannonian becoming a wholly owned subsidiary of Gasco, to provide additional compensation to the employees and founding directors of Pannonian, which included Mr. Bruner and Mr. Erickson, in the form of oil and gas interests. The terms of the Trust Termination and Distribution Agreement ("Termination Agreement") required Gasco to assign to the participants of the Royalty Trust overriding royalty interests that arise out of the production of oil and gas from certain properties as a result of future drilling. The transaction was reviewed and approved by Gasco's Audit Committee and was signed by Mr. Erickson and Mr. Bruner on December 23, 2004.

During the years ended December 31, 2006, 2005 and 2004 we paid $120,000 in consulting fees each year and an annual bonus of $126,735 and $86,887 during the years ended December 31, 2006 and 2005 to a company owned by Mr. Bruner pursuant to the Strategic Consulting Agreement described above. We are committed to pay consulting fees of $48,000 per year to Mr. Bruner's company through January 31, 2008, as Mr. Bruner agreed to reduce his monthly consulting fees to $4,000 per month effective January 1, 2007. In addition to the fees and bonuses required by The Strategic Consulting Agreement, Mr. Bruner was awarded the options to acquire our Common Stock during 2005 and 2004. During the year ended December 31, 2005 Mr. Bruner was awarded 75,000 options to purchase shares of Common Stock at an exercise price of $3.39 per share. These options vest 25% at the end of each calendar quarter beginning September 30, 2005. During the year ended December 31, 2004 Mr. Bruner was awarded 50,000 options to purchase Common Stock at an exercise price of $2.15 per share. These options vest 16 2/3% at the end of each four-month period after the issuance date.

                      COMPENSATION DISCUSSION AND ANALYSIS

We believe that the skill and dedication of its executive officers and other management personnel are critical factors affecting our long-term success in meeting its objectives and fostering growth and profitability. In support of this, compensation programs have been designed to attract and retain a high level of talented leadership, to reward performance in accordance with results, provide an incentive for future performance and align Gasco executives' long-term interests with those of the shareholders.

Our executive and key management compensation is comprised of three major components: (i) base salary adjusted annually by the Compensation Committee,
(ii) cash incentive bonuses awarded based on individual performance and the performance of Gasco, and (iii) stock option and restricted stock grants awarded based on individual performance and the performance of Gasco. The compensation mix of cash and stock awards for the CEO is similar to that of other executive officers of Gasco.

The Compensation Committee is established by the Board of Directors of Gasco for the following purposes:

     - to assist the Board in its responsibility relating to fair and competitive compensation of key employees of Gasco;

     - to assure that key employees which includes all officers are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of appropriated regulatory bodies and any exchange rules to which we may be subject;

     - to review and approve our compensation philosophy and its compensation programs, plans and awards;

     - to administer our long and short term incentive plans and stock option plans;

     - to review the compensation of our Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel; and

     -    to review and approve our general employee benefit plans as needed.

The Compensation Committee is composed of five members, Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess, all of whom are "independent" under the rules and regulations of the American Stock Exchange. To be "independent" under the rules and regulations of the American Stock Exchange, a director may not, other than in his or her capacity as a member of the audit committee, board of directors, or other board committee, (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from Gasco or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Gasco (provided that such compensation is not contingent in any way on continued service); or (ii) be an affiliated person of Gasco or any of its subsidiaries.

The Compensation Committee compares all compensation components for executive officers, at least annually, with data on similar positions at other organizations that are similar in number of employees, level of operations, gross revenue and total assets with which we compete for talent. During 2006, we hired Thomas J. Reno & Associates, Inc. ("TJR") to review our compensation packages and to compare them with those of companies of similar size based on the number of employees, revenue, position match and geographic area within the oil and gas industry. TJR provided us with competitive data as well as business and technical considerations, but did not recommend specific program or pay level changes.

When evaluating external competitiveness, third party survey data such as that provided by TJR, as well as information from other resources and industry contacts, are considered. We use this data to ensure that we are maintaining a level of compensation that is both commensurate with its size and sufficient to retain personnel it considers essential. In reviewing comparative data, we do not engage in benchmarking for the purpose of establishing compensation levels relative to any predetermined point. In the Committee's view, third party survey data provides insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to differences in the size of comparable companies, and the lack of sufficient appropriate matches to provide statistical relevance. Our preference is that performance, rather than third party survey data, drive executive compensation. The Compensation Committee seeks the input of our Chief Executive Officer in evaluating the performance of all of our executive officers, excluding himself. Our Chief Financial Officer assists in the gathering of information regarding the employment market assessment.

In the processes used by the Compensation Committee to establish and adjust executive compensation levels, third party survey data is considered, along with performance, experience, potential and internal equity. The Compensation Committee can exercise both positive and negative discretion in relation to the compensation awards and its allocation between cash and non-cash awards. They have the authority to approve, deny or suggest alternative compensation packages.

The Compensation Committee used the TJR analysis in its determination of the level of compensation for each of the following components of our 2006 compensation program:

Base Salary - Due to the particular skill sets of Messrs. Erickson, Decker and Grant with respect to industry knowledge, experience, management skills and financial and technical expertise, the Compensation Committee, in agreement with the above named executives, has determined that the base salaries of these executives should be set at the same level. Therefore, in setting base salaries for these executives, one criterion that the Compensation Committee reviews is the average of the base salaries of these three positions (Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer) at organizations that are similar to Gasco in number of employees, level of operations, gross revenue and total assets. The Compensation Committee reviews various surveys and publicly filed documents to determine comparable average base salaries within the industry. The skill sets, experience and performance of the individuals are reviewed by the Committee in conjunction with the market analysis in a subjective process to set base salaries. The market for technical, engineering and operational personnel in the Rocky Mountain region is very competitive. Therefore, the Compensation Committee's principal criterion for setting the base salaries of Messrs. Dean and Longwell is executive retention. Third party data as described above is used to set their base salaries above the seventy fifth percentile for similar job descriptions.

In 2003, we entered into employment agreements with Messrs. Erickson, Grant and Decker. As such, the base salary of the aforementioned executives is governed by the terms of their respective agreements. The 2003 contracts were re-negotiations of the 2001 contracts and were negotiated at a time of low level of operations and a weak cash position for Gasco. Our executives were willing to reduce their base salaries to approximately 50% of comparable salaries at similar at organizations that are similar to Gasco in number of employees, level of operations, gross revenue and total assets in order to reduce Gasco's monthly cash requirements and increase the likelihood of the long term success of Gasco. In exchange the executives were promised certain contractual payments pursuant to the employment agreements described below. Please see "Employment Agreements" below for a more detailed description of the employment agreements of Messrs. Erickson, Grant and Decker.

Annual Cash Bonus Awards - Annual cash bonus awards, exclusive of the contractual payments pursuant to the employment agreements described below in "Employment Agreements," are intended to compensate, and thus incentivize, individuals for exceptional effort and job performance, facilitating our continued growth and success by providing rewards that are commensurate with individual achievement. Annual cash bonus awards, when given, typically amount to between 10% and 50% of each individual's annual base salary. Cash bonus awards are favored by the Compensation Committee in situations where it believes that an executive is worthy of an incentive-based award and when it believes that the base salary of such executive is not at the level of competitiveness that the Compensation Committee feels appropriate. The Compensation Committee considers the achievements of Gasco, and the employee's relationship thereto, in order to determine the level of the cash bonus, if any, to be awarded. The Compensation Committee focuses on the earnings of Gasco, the return on stockholders' equity, the growth in proved oil and gas reserves and the successful completion of specific projects of Gasco to determine the level of bonus awards, if any.

Stock Option and Restricted Stock Awards - Stock option and restricted stock awards are utilized for aligning the executives' interests with those of the stockholders by giving each individual direct ownership in Gasco. We also believe that these awards serve as a retention incentive since unvested stock grants and options are forfeited if the executive leaves us. The Compensation Committee focuses the earnings of Gasco, the return on stockholders' equity, the growth in proved oil and gas reserves and the successful completion of specific projects of Gasco to determine the level of stock option and restricted awards, if any. The Compensation Committee awards restricted stock in order to provide a form of tangible compensation which is also tied to Gasco's performance and provides incentives to remain with Gasco. Stock option awards are given as long-term incentives to employees to give them a vested interest in the performance of Gasco and to remain with Gasco over the long term. Decisions to grant stock options are normally made when industry conditions cause concern that personnel may be lost.

Equity Compensation Plans
The table below provides information relating to our equity compensation plans as of December 31, 2006.




                                               Number of                                Number of securities
                                               Securities            Weighted-          Remaining available
                                              to be issued           average            for future issuance
                                            upon exercise of       exercise price of     under compensation
                                              outstanding           outstanding           plans (excluding
                                                options,             options,           Securities reflected
                                              warrants and         warrants and               in first
Plan Category                                    rights               rights                   column)
-------------                                    ------               ------                   -------
Equity compensation plans
   approved by security holders
     Stock option plan                          6,715,002(b)       $   3.10                 1,895,000(a)
     Restricted stock plan                        365,920(c)           N/A                    474,200
Equity compensation plans
   not approved by security holders             3,163,500          $   2.22                       (d)
                                                ---------                                  -----------
Total                                          10,244,422          $   2.74   (e)           2,369,200
                                               ==========              ====                 =========

     (a) As of December 31 of each year, the number of shares of common stock issuable under our stock option plan automatically increases so that the number of shares of common stock issuable under the plan will be equal to 10% of the total number of shares of common stock outstanding on that date.

     (b) 100,000 shares of the outstanding restricted stock vests 20% on the first three anniversaries of the award date and 40% on fourth anniversary and the remaining restricted shares vest 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the awards, provided in each case the holder remains employed by us.

     (c) The restricted shares vest 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the awards, provided the holder remains employed by us.

     (d) The equity compensation plan not approved by shareholders is comprised of individual common stock option agreements issued to directors, consultants and employees of Gasco, as summarized below. The common stock options vest between zero and two years of the date of issue and expire during the period from 2007 through 2008. The exercise prices of these options range from $1.00 per share to $3.70 per share. Since these options are issued in individual compensation arrangements, there are no options available under any plan for future issuance. The material terms of these options are as follows:

         Options Issued to:        Number of Options   Exercise Price      Vesting Dates      Expiration Dates

           Employees                  1,601,000        $1.00 - $3.15        2001 - 2003          2007 - 2008
           Consultants                  200,000        $1.80 - $3.70        2001 - 2003          2007 - 2008
           Directors                  1,362,500        $2.00 - $3.15        2001 - 2003          2007 - 2008
                                      ---------
          Total Issued                3,163,500
                                      =========

     (e) Weighted average exercise price of options to purchase a total of 9,878,502 shares of common stock.

Employment Agreements

     Mark A. Erickson Employment Agreement. Gasco entered into an employment agreement with Mr. Erickson effective January 2, 2003, that currently expires on January 31, 2008. The agreement is automatically extended each year for an additional one year-term from the next anniversary date unless we notify Mr. Erickson in writing at least 120 days prior to the next anniversary date that we will not be renewing the agreement on the next anniversary date. Mr. Erickson serves as Chief Executive Officer and President of Gasco. Mr. Erickson's employment agreement entitles him to an annual salary of $120,000, subject to increase at the discretion of the Board of Directors, and an annual bonus equal to 0.875% of Gasco's cash flow from wells drilled by or on behalf of Gasco. The Board of Directors approved an increase in Mr. Erickson's annual salary to $200,000 effective January 1, 2006. Mr. Erickson's employment agreement provided for the issuance of 187,500 shares of common stock from a restricted stock plan in exchange for the surrender by Mr. Erickson of vested options to purchase 250,000 shares of common stock at $3.00 per share and 875,000 shares of common stock at $2.00 per share. Mr. Erickson also has the right to receive 25% of all option grants made by Gasco each calendar year during the term of the agreement. Mr. Erickson waived this right with respect to all option grants during 2006, 2005 and 2004 in order to reduce dilution to our shareholders and improve our access to the capital markets. In addition, the employment agreement provides that each year Mr. Erickson and Gasco shall mutually agree on a performance-based bonus for Mr. Erickson. The employment agreement also contains non-compete provisions in the event of Mr. Erickson's termination of employment.

Mr. Erickson's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated for any other reason other than his voluntary resignation, death, disability or discharge for cause. In the event that Mr. Erickson's employment is terminated by us without cause or due to certain change of control events, Mr. Erickson is entitled to receive an amount equal to his salary for the remaining term of the agreement plus an additional cash payment of $500,000. If the termination occurs at anytime when the average closing price for our common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $1,000,000. This payment will be further increased as such average closing price increases, up to a maximum of $3,500,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of Gasco, the additional cash payment will be based on the consideration per share paid to our shareholders in connection with the change of control instead of the market price of our common stock. See additional information in "Potential Payments Under Termination or Change in Control."

     W. King Grant III Employment Agreement. Gasco entered into an employment agreement with Mr. Grant's effective January 2, 2003, that currently expires on January 31, 2008. The agreement is automatically extended each year for an additional one year-term from the next anniversary date unless we notify Mr. Grant in writing at least 120 days prior to the next anniversary date that we will not be renewing the agreement on the next anniversary date. Mr. Grant serves as Chief Financial Officer and Executive Vice President of Gasco. Mr. Grant's employment agreement entitles him to an annual salary of $175,000, subject to increase at the discretion of the Board of Directors, and an annual bonus equal to 0.5% of Gasco's cash flow from wells drilled by or on behalf of Gasco. The Board of Directors approved an increase in Mr. Grant's annual salary to $200,000 effective January 1, 2006. The employment agreement provided for the award to Mr. Grant of options to purchase 200,000 shares of common stock at $1.00 per share. The options vested 16 2/3% at the end of each four month period after the issuance date, February 14, 2003, until they became fully vested on February 14, 2005. Mr. Grant is also entitled to receive 10% of all option grants made by Gasco each calendar year during the term of the agreement. Mr. Grant waived this right with respect to all option grants during 2006, 2005 and 2004 in order to reduce dilution to our shareholders and improve our access to the capital markets.. In addition, the employment agreement provides that each year Mr. Grant and Gasco shall mutually agree on a performance-based bonus for Mr. Grant. The employment agreement also contains non-compete provisions in the event of Mr. Grant's termination of employment.

Mr. Grant's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated for any other reason other than his voluntary resignation, death, disability or discharge for cause. In the event that Mr. Grant's employment is terminated us without cause or due to certain change of control events, Mr. Grant is entitled to receive an amount equal to his salary for the remaining term of the agreement plus an additional cash payment of $250,000. If the termination occurs at anytime when the average closing price for our common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $500,000. This payment will be further increased as such average closing price increases, up to a maximum of $1,750,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of Gasco, the additional cash payment will be based on the consideration per share paid to our shareholders in connection with the change of control instead of the market price of our common stock. See additional information in "Potential Payments Under Termination or Change in Control."

     Michael K. Decker Employment Agreement. Gasco entered into an employment agreement with Mr. Decker effective July 1, 2003, that currently expires on January 31, 2008. The agreement is automatically extended each year for an additional one year-term from the next anniversary date unless the we notify Mr. Decker in writing at least 120 days prior to the next anniversary date that we will not be renewing the agreement on the next anniversary date. Mr. Decker serves as Chief Operating Officer and Executive Vice President of Gasco. Mr. Decker's employment agreement entitles him to an annual salary of $175,000 subject to increase at the discretion of the Board of Directors, and an annual bonus equal to 0.75% of Gasco's cash flow from wells drilled by or on behalf of Gasco. The Board of Directors approved an increase in Mr. Decker's annual salary to $200,000 effective January 1, 2006. The employment agreement also provided for the award of options to purchase 350,000 shares of common stock at $1.00 per share. The options vested 16 2/3% at the end of each four month period after the issuance date, February 14, 2003, until they became fully vested on February 14, 2005. Mr. Decker is also entitled to receive 10% of all option grants made by Gasco each calendar year during the term of the agreement. Mr. Decker waived this right with respect to all option grants during 2006, 2005 and 2004 in order to reduce dilution to our shareholders and improve our access to the capital markets.. In addition, the employment agreement provides that each year Mr. Decker and we shall mutually agree on a performance-based bonus for Mr. Decker. The employment agreement also contains non-compete provisions in the event of Mr. Decker's termination of employment.

Mr. Decker's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated for any reason other than his voluntary resignation, death, disability or discharge for cause. In the event that Mr. Decker's employment is terminated by us without cause or due to certain change of control events, Mr. Decker is entitled to receive an amount equal to his salary for the remaining term of the agreement plus an additional cash payment of $250,000. If the termination occurs at anytime when the average closing price for our common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $500,000. This payment will be further increased as such average closing price increases, up to a maximum of $1,750,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of Gasco, the additional cash payment will be based on the consideration per share paid to our shareholders in connection with the change of control instead of the market price of our common stock. See additional information in "Potential Payments Under Termination or Change in Control."

Anti-Dilution Provisions of Employment Agreements and Consulting Agreement

The employment agreements for Messrs. Decker, Erickson and Grant and the Strategic Consulting Agreement with Mr. Bruner described under "Certain Relationships and Related Transactions" that became effective January 2, 2003, as described above, do not contain any anti-dilution provisions.

                             EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation paid to our President and Chief Executive Officer and each of our next highly compensated executive officers and other employees for services rendered during the year ended December 31, 2006.

                                                       SUMMARY COMPENSATION TABLE
                                                               Restricted        Stock
                                                                 Stock           Option            All Other
Name & Principal Position    Year     Salary        Bonus(1)    Awards(2)      Awards(1)(3)      Compensation(4)     Total
-------------------------    ----     ------        --------    ---------      ------------     ---------------      -----

Mark A. Erickson ((3))       2006     $ 200,000    $ 176,735        $ 2,900      $ 447,500          $ 8,800       $ 835,935
President
Chief Executive Officer

W. King Grant                2006     $ 200,000    $ 122,470        $ 2,900      $ 447,500          $ 8,800       $ 781,670
Executive Vice President
Chief Financial Officer

Michael K. Decker            2006     $ 200,000    $ 158,630        $ 2,900      $ 447,500          $ 8,800       $ 817,830
Executive Vice President
Chief Operations Officer

John D. Longwell             2006     $ 158,750     $ 50,000        $ 2,900      $ 179,000          $ 8,136       $ 398,786
Operations Manager

Robin Dean                   2006     $ 118,354     $ 25,000        $ 2,900      $ 179,000          $ 5,648       $ 330,902
Geology Manager

----------------------

     (1) Bonuses and Stock Option Awards of each executive officer were determined by the Compensation Committee based on the factors described above under the heading "Compensation Discussion and Analysis", placing significant weight on the success of Gasco, and the executive's contribution thereto, in reducing drilling and completion costs in 2006, though this was offset by the low commodity price at year end that resulted in the negative revision to our reserves.

     (2) Restricted stock awards were made on December 15, 2006 and were valued at $2.90 per share which represents the stock price on the grant date and is equal to the FAS 123(R) value of the restricted stock on that date. The restricted shares vest 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the awards.

     (3) Stock option awards were made on April 26, 2006 and were valued at $3.58 per share which represents the FAS 123(R) value of the option on that date. Under FAS 123R, the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes model was used with the following assumptions: volatility rate of 88.4%; risk-free interest rate of 4.85% based on a U.S. Treasury rate of six years; and a six-year option life. The options vest 16 2/3% at the end of each four-month period after the issuance date.

     (4) Amount represents the employer contribution to the 401(k) plan of the individual.


Grants of Plan Based Awards

The following table sets forth information with respect to all stock options and restricted stock granted during the year ended December 31, 2006 to the named Executive Officers and other highly compensated employees.





                                                     GRANTS OF PLAN BASED AWARDS
-------------------------- ------------ --------------------------------------- ---------------------------------------- ---------
                                                                                              All Other  All Other           Grant
                                                                                                Stock     Option   Exercise  Date
                               Estimated Future Payouts Under   Estimated Future Payouts Under Awards:    Awards:   or Base  Fair
                               Non-Equity Incentive Plan Awards  Equity Incentive Plan Awards  Number of Number of  Price of Value
                               --------------------------------  ---------------------------- Shares of Securities   Option of Stock
                                                                                              Stock or  Underlying   Awards   and
                                 Threshold    Target  Maximum  Threshold Target  Maximum        Units    Options     ($/Sh)  Option
Name                Grant Date      ($)        ($)     ($)       (#)      (#)     (#)            (#)      (#)         (1)  Awards(2)
------------------- ------------ --------- -------- -------- --------- ------- --------       ------- ----------- -------  ---------

Mark A. Erickson    4/26/06          --        --      --         --        --     --                   125,000     $5.69   $447,500
                    12/15/06                                                                   1,000                          $2,900
------------------- ------------ --------- -------- -------- --------- ------- --------       ------- ----------- ------------------
W. King Grant       4/26/06          --        --      --         --        --     --                   125,000     $5.69   $447,500
                    12/15/06                                                                   1,000                          $2,900
------------------- ------------ --------- -------- -------- --------- ------- --------       ------- ----------- ------------------
Michael K. Decker   4/26/06          --        --      --         --        --     --                   125,000     $5.69   $447,500
                    12/15/06                                                                   1,000                          $2,900
------------------- ------------ --------- -------- -------- --------- ------- --------       ------- ----------- ------------------
John D. Longwell    4/26/06          --        --      --         --        --      --                   50,000     $5.69   $179,000
                    12/15/06                                                                   1,000                          $2,900
------------------- ------------ --------- -------- -------- --------- ------- --------       ------- ----------- ------------------
Robin Dean          4/26/06          --        --      --         --        --      --                   50,000     $5.69   $179,000
                    12/15/06                                                                   1,000                          $2,900
------------------- ------------ --------- -------- -------- --------- ------- --------       ------- ----------- ------------------

     (1) The exercise price is equal to the closing market price per share on the grant date.

     (2) Stock option awards were made on April 26, 2006 and were valued at $3.58 per share which represents the FAS 123(R) value of the option on that date. Under FAS 123R, the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes model was used with the following assumptions: volatility rate of 88.4%; risk-free interest rate of 4.85% based on a U.S. Treasury rate of six years; and a six-year option life. The options vest 16 2/3% at the end of each four-month period after the issuance date. Restricted stock awards were made on December 15, 2006 and were valued at $2.90 per share which represents the stock price on the grant date and is equal to the FAS 123(R) value of the restricted stock on that date. The restricted shares vest 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the awards.

Outstanding Equity Awards at Fiscal Year-end

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for to the named Executive Officers and other highly compensated employees. The table also shows unvested and unearned stock awards assuming a market value of $2.45 a share (the closing market price of our stock on December 29, 2006).


                                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

------------------------------------------------------------------------------------------------------------------------------------
                                Option Awards                                                          Stock Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Equity  Incentive Plan
                                                                                                            Incentive     Awards:
                                                                                                              Plan        Market or
                                                                                                             Awards:    Payout Value
                  Number of      Number of       Number                                        Market       Number of    of Unearned
                 Securities     Securities         of                            Number of    Value of       Unearned of   Shares,
                 Underlying     Underlying      Securities                        Shares or  Shares or      Shares,Units   Units
                 Unexercised    Unexercised     Underlying                         Units of  Units of        or Other     or Other
                   Options        Options       Unexercised  Option   Option      Stock That Stock that     Rights that  Rights That
                     (#)            (#)         Unearned    Exercise Expiration   Have Not   Have Not        Have Not     Have Not
                  Exercisable   Unexercisable   Options       Price     Date       Vested     Vested Not      Vested       Vested
Name                              (1)              (#)         ($)                  (#)(2)      ($)            (#)           ($)
----------------- ----------  ---------------  ---------- ---------- ------------ ---------- -----------    ----------   -----------
Mark A. Erickson  1,000,000          -             -         $1.00     1/2/11     77,400      $186,629              -         -
                     25,000          -             -          2.00   12/31/11
                    100,000          -             -          1.92    7/27/14
                    106,664      53,336            -          3.39     6/9/15
                          -     125,000            -          5.69    4/26/16
------------------------------------------------------------------------------------------------------------------------------------


                                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

------------------------------------------------------------------------------------------------------------------------------------
                                Option Awards                                                          Stock Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Equity  Incentive Plan
                                                                                                            Incentive     Awards:
                                                                                                              Plan        Market or
                                                                                                             Awards:    Payout Value
                  Number of      Number of       Number                                        Market       Number of    of Unearned
                 Securities     Securities         of                            Number of    Value of       Unearned of   Shares,
                 Underlying     Underlying      Securities                        Shares or  Shares or      Shares,Units   Units
                 Unexercised    Unexercised     Underlying                         Units of  Units of        or Other     or Other
                   Options        Options       Unexercised  Option   Option      Stock That Stock that     Rights that  Rights That
                     (#)            (#)         Unearned    Exercise Expiration   Have Not   Have Not        Have Not     Have Not
                  Exercisable   Unexercisable   Options       Price     Date       Vested     Vested Not      Vested       Vested
Name                              (1)              (#)         ($)                  (#)(2)      ($)            (#)           ($)
----------------- ----------  ---------------  ---------- ---------- ------------ ---------- -----------    ----------   -----------
W. King Grant        25,000          -             -         $3.00     3/22/07     49,400      $121,030              -         -
                     25,000          -             -          3.00    6/22/07
                     25,000          -             -          1.92    9/22/07
                     25,000          -             -          3.15    12/22/07
                     25,000          -             -          3.15    3/22/07
                     25,000          -             -          3.15    6/22/07
                    137,000          -             -          2.00   12/31/11
                    200,000          -             -          1.00    2/10/10
                    100,000          -             -          1.92    7/27/14
                    106,664     53,336             -          3.39    6/9/15
                          -    125,000             -          5.69    4/26/16
------------------------------------------------------------------------------------------------------------------------------------


                                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

------------------------------------------------------------------------------------------------------------------------------------
                                Option Awards                                                          Stock Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Equity  Incentive Plan
                                                                                                            Incentive     Awards:
                                                                                                              Plan        Market or
                                                                                                             Awards:    Payout Value
                  Number of      Number of       Number                                        Market       Number of    of Unearned
                 Securities     Securities         of                            Number of    Value of       Unearned of   Shares,
                 Underlying     Underlying      Securities                        Shares or  Shares or      Shares,Units   Units
                 Unexercised    Unexercised     Underlying                         Units of  Units of        or Other     or Other
                   Options        Options       Unexercised  Option   Option      Stock That Stock that     Rights that  Rights That
                     (#)            (#)         Unearned    Exercise Expiration   Have Not   Have Not        Have Not     Have Not
                  Exercisable   Unexercisable   Options       Price     Date       Vested     Vested Not      Vested       Vested
Name                              (1)              (#)         ($)                  (#)(2)      ($)            (#)           ($)
----------------- ----------  ---------------  ---------- ---------- ------------ ---------- -----------    ----------   -----------
Michael K. Decker    25,000          -             -         $3.15     1/2/07       49,400     $121,030              -         -
                     25,000          -             -          3.15    4/2/07
                     25,000          -             -          3.15    10/2/07
                     25,000          -             -          3.15    1/2/07
                     25,000          -             -          3.15    4/2/08
                     25,000          -             -          3.15    7/2/08
                    114,000          -             -          2.00   12/31/11
                    350,000          -             -          1.00    2/10/10
                    100,000          -             -          1.92    7/24/14
                    106,664     53,336             -          3.39    6/9/15
                          -    125,000             -          5.69    4/26/16
------------------------------------------------------------------------------------------------------------------------------------
John D. Longwell     15,000          -             -          1.00     2/10/13      18,600       45,569
                     33,336          -             -          1.92     7/27/14
                    106,664     53,336             -          3.39     6/9/15
                          -     50,000             -          5.69     4/26/16



                                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

------------------------------------------------------------------------------------------------------------------------------------
                                Option Awards                                                          Stock Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Equity  Incentive Plan
                                                                                                            Incentive     Awards:
                                                                                                              Plan        Market or
                                                                                                             Awards:    Payout Value
                  Number of      Number of       Number                                        Market       Number of    of Unearned
                 Securities     Securities         of                            Number of    Value of       Unearned of   Shares,
                 Underlying     Underlying      Securities                        Shares or  Shares or      Shares,Units   Units
                 Unexercised    Unexercised     Underlying                         Units of  Units of        or Other     or Other
                   Options        Options       Unexercised  Option   Option      Stock That Stock that     Rights that  Rights That
                     (#)            (#)         Unearned    Exercise Expiration   Have Not   Have Not        Have Not     Have Not
                  Exercisable   Unexercisable   Options       Price     Date       Vested     Vested Not      Vested       Vested
Name                              (1)              (#)         ($)                  (#)(2)      ($)            (#)           ($)
----------------- ----------  ---------------  ---------- ---------- ------------ ---------- -----------    ----------   -----------
Robin Dean           62,500          -             -         $3.00     8/8/11       7,700      $18,326              -         -
                     62,500          -             -          3.00     2/8/11
                     62,500          -             -          3.00     8/8/12
                     62,500          -             -          3.05     2/8/13
                    100,000          -             -          1.00    2/10/13
                     50,000          -             -          1.92    7/27/14
                     66,664     33,336             -          3.39    6/9/15
                          -     50,000             -          5.69    4/26/16
------------------------------------------------------------------------------------------------------------------------------------

     (1) The unexercisable stock options with a strike price of $3.39 vest 50% on 2/9/07 and the remaining 50% on 6/9/07. The unexercisable stock options with a strike price of $5.69 vest 16 2/3% at the end of each four-month period after the issuance date of 4/26/06.

     (2)  The  unvested  shares  of  restricted  stock  vest  as  follows:   Mr.
          Erickson's shares vest 76,000 shares on 6/14/06, 300 shares on 12/15/07, 500 shares on 12/15/08 and 600 shares on 12/15/09; Mr.
          Grant's shares vest 48,000 shares on 6/14/06, 300 shares on 12/15/07, 500 shares on 12/15/08 and 600 shares on 12/15/09; Mr. Decker's shares vest 48,000 shares on 6/14/06, 300 shares on 12/15/07, 500 shares on
          12/15/08 and 600 shares on 12/15/09; Mr. Longwell's shares vest 17,200 shares on 6/14/06, 300 shares on 12/15/07, 500 shares on 12/15/08 and
          600 shares on 12/15/09; and Mr. Dean's shares vest 6,080 shares on 6/14/06, 300 shares on 12/15/07, 500 shares on 12/15/08 and 600 shares on 12/15/09.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2006 for the persons named in the Summary Compensation Table above.


                                                                    OPTION EXERCISES AND STOCK
--------------------- ------------------------------------------------------------------- -------------
                                   Option Awards                                   Stock Awards
--------------------- -------------------------------- ---------------------------------- -------------
                           Number of             Value Realized        Number of           Value
                        Shares Acquired on       Upon Exercise       Shares Acquired    Realized on
                            Exercise                                  on Vesting          Vesting
Name                         (#)                    ($) (1)               (#)             ($) (2)
--------------------- --------------- -------------------- --------------------- -----------------
Mark A. Erickson                   -                    -               138,333          $436,483
--------------------- --------------- -------------------- --------------------- -----------------
W. King Grant                100,000              $79,375                46,500           153,050
--------------------- --------------- -------------------- --------------------- -----------------
Michael K. Decker            125,000              248,378                16,500            63,050
--------------------- --------------- -------------------- --------------------- -----------------
John D. Longwell              66,664              208,812                 6,233            23,523
--------------------- --------------- -------------------- --------------------- -----------------
Robin Dean                         -                    -                 2,527             9,252
--------------------- --------------- -------------------- --------------------- -----------------


     (1) The value realized upon the exercise of the options is computed by multiplying the difference between the exercise price of the stock option and the market price of the common stock by the number of shares of common stock exercised.

     (2) The value of the restricted stock awards upon vesting was determined by multiplying the number of shares of stock by the market price of the shares on the vesting date.



We have no pension benefits for any of our officers or employees.

Potential Payments Under Termination or Change in Control

We have entered into employment agreements with Messrs. Erickson, Grant, and Decker and a consulting agreement with Mr. Bruner (collectively, the "Agreements"), which contain provisions regarding payments to be made to such individuals (the "Service Providers") upon termination of their employment or consulting relationship, as applicable. These Agreements are described in greater detail in the sections of this proxy statement entitled "Employment Agreements" and "Certain Transactions."

Pursuant to the Agreements, in the event one of the Service Providers is terminated due to death or disability, by mutual agreement of the parties, after 90 days' notice by the Service Provider, or due to the expiration of the term of the Agreement, the Service Provider will receive any salary (or consulting fee), bonus compensation, and vacation accrued but unpaid through the date of termination. The Service Provider will also be entitled to exercise any vested options granted under our stock option plan for a period of one year following the date of such termination. If we provide the Service Provider with 90 days' notice that it will not renew the term of the Agreement, we will pay the Service Provider a termination payment in an amount equal to the greater of (i) $250,000 ($500,000 in the case of Mr. Erickson and Mr. Bruner), or (ii) the amount specified in the table below based on the average closing price of our stock for the thirty (30) trading days prior to the date of termination.

The Agreements also provide that if a Service Provider is terminated without "cause" by Gasco or at the Service Provider's option for one of the reasons specified in his Agreement, the Service Provider will receive (i) any salary (or consulting fee), bonus compensation, and vacation accrued but unpaid through the date of termination, and (ii) an amount equal to the greater of (A) his salary (or consulting fee) for one year, or (B) his salary (or consulting fee) for the remaining term of the Agreement plus an amount equal to the greater of (I) $250,000 ($500,000 in the case of Mr. Erickson and Mr. Bruner), or (II) the amount specified in the table below based on the average closing price of our stock for the thirty (30) trading days prior to the date of termination. In addition, any unvested stock options held by the Service Provider will immediately vest and the Service Provider will be entitled to exercise all vested options granted under our stock option plan for a period of one year following the date of termination.

In the event a Service Provider is terminated as a result of a "change of control," he will receive (i) any salary (or consulting fee), bonus compensation, and vacation accrued but unpaid through the date of termination, and (ii)(A) if the change of control has not been recommended by our Board of Directors to its shareholders, an amount equal to the greater of (I) $750,000 ($1,500,000 in the case of Mr. Erickson and Mr. Bruner) or (II) the amount specified in the table below, or (B) if the change of control has been recommended by our Board of Directors to its shareholders, the Service Provider shall receive an amount based on the cash equivalent consideration paid to a holder of one share of our common stock as set forth below, based on the average closing price of our stock for the thirty (30) trading days prior to the date of termination:


                           Value of consideration for         Messrs. Decker             Messrs. Erickson
         Level                 each Common Share                and Grant                   and Bruner
------------------------- ----------------------------- --------------------------- ---------------------------
           I                     $1.00 - $1.49                   $250,000                    $500,000
           II                    $1.50 - $.199                   $500,000                   $1,000,000
          III                    $2.00 - $2.49                  $1,000,000                  $2,000,000
           IV                    $2.50 - $2.99                  $1,250,000                  $2,500,000
           V                     $3.00 - $3.49                  $1,500,000                  $3,000,000
           VI                        >$3.50                     $1,750,000                  $3,500,000

In addition, in the event a Service Provider is terminated in connection with a change of control, any unvested stock options held by the Service Provider will immediately vest and the Service Provider will be entitled to exercise all vested options granted under our stock option plan for a period of one year following the date of termination.

For purposes of the Agreements, "cause" shall exist for termination of a Service Provider if he (i) pleads or is found guilty of a felony involving an act of dishonesty or moral turpitude by a court of competent jurisdiction; (ii) has engaged in gross misconduct, materially and demonstratively injurious to Gasco;
(iii) has made any material misrepresentation or omission to Gasco regarding affiliates of the Service Provider; (iv) has committed an unexcused material breach of his duty in the course of his services to Gasco; (v) has been guilty of habitual neglect of his duties; (vi) has usurped a corporate opportunity, is guilty of fraudulent embezzlement of property or funds of Gasco, or committed any act of fraud or intentional misrepresentation, moral turpitude, dishonesty or other misconduct that would constitute a felony; or (vii) has committed a material, unexcused breach of the Agreement; and a Service Provider will be eligible to receive the same severance payment under the Agreement as he would receive if terminated by us without cause if he terminates his employment, at his option, for one of the following reasons: (A) Gasco significantly diminishes his responsibilities without cause, (B) Gasco fails to maintain appropriate directors' and officers' liability insurance, (C) in the case of Mr. Erickson only, Gasco removes him from the Board of Directors of Gasco, or (D) in the case of Mr. Grant only, Gasco requires him to relocate. In the case of Mr. Bruner, only (B) is applicable.

For purposes of the Agreements, a "change of control" shall be deemed to have occurred if: (i) there shall be consummated (A) any consolidation or merger of Gasco with another corporation or entity and as a result of such consolidation or merger less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned, directly or indirectly, in the aggregate by the stockholders of Gasco, other than "affiliates" (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any party to such consolidation or merger, as the same shall have existed immediately prior to such consolidation or merger, or (B) any sale, lease, exchange or other transfer (or in one transaction or a series of related transactions) of all, or substantially all, of the assets of Gasco; (ii) the stockholders of Gasco shall have approved any plan or proposal for the liquidation or dissolution of Gasco; (iii) any "person" (as such term is used in the Section 13(d) and 14(d) (2) of the Exchange Act) shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of our outstanding common stock, without the prior approval of the Board of Directors; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall have ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by our stockholders, of each new director was approved by vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (v) a change of control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act shall have occurred; or (vi) any consolidation or merger of Gasco with another corporation or entity and as a result of such consolidation or merger the Service Provider is not retained by the Board of Directors in his current position.

The following table presents the amounts payable to the Service Providers pursuant to the Agreements described above, assuming their employment or consulting relationship, as applicable, was terminated on December 31, 2006 and that all amounts earned had been paid as of the termination date.

                             Potential Payments for Termination or Change in Control
------------------------------------------------------------------------------------------------------------------
                                             Termination                              Change in Control
-------------------------- ------------------------------------------------ --------------------------------------
                                                   Termination by Gasco                               Not
                                                    Without Cause or by          Board of         Recommended
                               Non-Renewal         Service Provider for          Director         by Board of
                                 by Gasco            Approved Reasons          Recommended          Directors
     Name                          (1)                      (1)                    (1)                 (2)
-------------------------- --------------------- -------------------------- ------------------- ------------------
Mark A. Erickson                      $2,500,000                $ 2,500,000         $ 2,500,000        $ 2,000,000
-------------------------- --------------------- -------------------------- ------------------- ------------------
W. King Grant                         1,250,000                  1,250,000           1,250,000          1,000,000
-------------------------- --------------------- -------------------------- ------------------- ------------------
Michael K. Decker                     1,250,000                  1,250,000           1,250,000          1,000,000
-------------------------- --------------------- -------------------------- ------------------- ------------------
Marc Bruner                           2,500,000                  2,500,000           2,500,000          2,000,000
-------------------------- --------------------- -------------------------- ------------------- ------------------

     (1) Calculated using the average stock price during the 30 trading days prior to 12/31/06 of $2.72.

     (2)  Calculated using the stock price as of 12/29/06 of $2.45.

The Agreements contain confidentiality and non-solicitation provisions. In the event of a breach of any of these covenants, we could terminate the Service Provider for cause (provided the breach was material and unexecuted). In addition, we would be entitled to, in addition to its other remedies at law and in equity, specific performance and may require the Service Provider to account for any profits or other benefits received in violation thereof. The Agreements do not prohibit the waiver of a breach of these covenants.

In addition to the Agreements, Mr. Bruner and Mr. Erickson have entered into a Termination and Settlement Agreement with Gasco (the "Settlement Agreement"). The Settlement Agreement is described in greater detail above in the section of this proxy statement entitled "Certain Relationships and Related Transactions." Pursuant to the Settlement Agreement, Mr. Bruner and Mr. Erickson transferred to Gasco, for no consideration, their right, title, and interest in any working, royalty, overriding royalty, mineral or other interests located in the states of Utah or Wyoming that they received pursuant to a distribution agreement previously entered into between the parties. For each individual, these interests range between .06% and 0.6% of our working interest in certain of its Utah and Wyoming properties. In the Settlement Agreement, Gasco has agreed to convey overriding royalty interests to Mr. Bruner and Mr. Erickson in the event that (i) it sells all or substantially all of its interest in any properties subject to the transferred interests, (ii) certain change of control (as defined in the Settlement Agreement) events occur, or (iii) upon the termination of Agreement between Gasco and Mr. Bruner or Mr. Erickson, as applicable. Assuming a termination of their Agreements or a change of control occurring on December 31, 2006, the present value of the future cash flows from the overriding royalty interests that Mr. Bruner or Mr. Erickson would receive, discounted at 10%, would be $412,567 for Mr. Erickson and $406,523 for Mr. Bruner. These values were determined based on the reserve value of the royalty interests as of December 31, 2006, and the reserve report prepared for the valuation of these interests used oil and gas prices of $45.53 per bbl of oil and $4.47 per mcf.

                              DIRECTOR COMPENSATION

Compensation of Directors

During 2006, each director of Gasco who was not a full-time employee or consultant was paid a monthly director's fee of $3,000 plus an additional monthly fee of $1,000 for each committee on which the director serves. Directors are also entitled to receive additional compensation of $500 per half day for each half day spent on Gasco business in excess of five whole days in a single month. In addition, each director was reimbursed for reasonable travel expenses incurred in connection with such director's attendance at Board of Directors and Committee meetings.

In April 2006, the non-employee directors were granted options to purchase an aggregate 550,000 shares of our Common Stock at an exercise price of $5.69 per common share. The options vest 16 2/3% at the end of each four month period following the grant date until such time that all options are vested.

The following table sets forth the compensation paid to our non employee Directors for services rendered during the year ended December 31, 2006.

---------------------------------------------------------------------------------------------------------------------------------
                                                     DIRECTOR COMPENSATION
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
                                                                                     Change in
                                                                                   Pension Value
                                Fees                                                     and
                              Earned or                           Non-Equity       Nonqualified
                               Paid in     Stock      Option     Incentive Plan      Deferred         All Other
                                Cash       Awards     Awards      Compensation     Compensation      Compensation       Total
Name                             ($)         ($)      ($) (1)         ($)            Earnings            ($)             ($)
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
Marc Bruner (2)                 $246,735          -   $      -                 -                -                 -     $120,000
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
Richard Burgess                   48,000          -    268,500                 -                -                 -      316,500
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
Charles Crowell                   81,500          -    447,500                 -                -                 -      529,000
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
Richard Langdon                   48,000          -    268,500                 -                -                 -      316,500
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
Carmen Lotito                     72,000          -    358,000                 -                -                 -      430,000
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
John Schmit                       52,000          -    268,500                 -                -                 -      320,500
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------
Carl Stadelhofer                  60,000          -    358,000                 -                -                 -      418,000
---------------------------- ------------ ---------- ---------- ----------------- ---------------- ----------------- ------------

     (1) Stock option awards were made on April 26, 2006 and were valued at $3.58 per share which represents the FAS 123(R) value of the option on that date. Under FAS 123R, the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes model was used with the following assumptions: volatility rate of 88.4%; risk-free interest rate of 4.85% based on a U.S. Treasury rate of six years; and a six-year option life. The options vest 16 2/3% at the end of each four-month period after the issuance date.

     (2) See discussion of Mr. Bruner's consulting agreement under "Certain Relationships and Related Transactions" above.

Report of the Compensation Committee of Gasco

The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the annual compensation and the long-term compensation for our executive officers. The Compensation Committee for the year ended December 31, 2006 was composed of Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess, none of whom is employed by Gasco or any of its subsidiaries. The Compensation Committee makes all decisions concerning the compensation of executive officers who receive annual compensation in excess of $100,000, determines the total amount of bonuses, if any, to be paid and grants all awards of stock options and restricted stock. The Compensation Committee's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions, as well as the overall performance of Gasco.

The Compensation Committee has reviewed and discussed the information included in the "Compensation Discussion and Analysis" above. Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that this information be included in the Gasco proxy statement.

The foregoing report is made by the Compensation Committee of our Board of Directors. The members of the Committee during 2006 were Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess.

CARMEN LOTITO
CHARLES B. CROWELL
CARL STADELHOFER
JOHN A. SCHMIT
RICHARD J. BURGESS

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee of the Board was comprised of five directors, Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess. None of these directors is or was an officer of Gasco or any of its subsidiaries at any time now or in the past. None of our executive officers served as a director or member of a compensation committee of any entity that employed any of our directors during 2006.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of four non-employee directors who satisfy the requirements of the AMEX listing standards and applicable rules and regulations of the Exchange Act as to independence. The Audit Committee operates under a written charter, which was approved by the Board of Directors in April 2001.

The Audit Committee's primary duties and responsibilities are to provide independent, objective oversight of our accounting functions and internal controls. The Audit Committee annually reviews and recommends to the Board the selection of our independent auditors, subject to shareholder ratification.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors. The Audit Committee has also discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

The independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors their independence with respect to Gasco.

Based on the above discussions and review with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee:

CHARLES B. CROWELL
RICHARD S. LANGDON
CARMEN J. (TONY) LOTITO
CARL STADELHOFER

We have adopted a Financial Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller and is available on our internet website at www.gascoenergy.com. Our Corporate Code of Business Conduct and Ethics that applies to all directors, officers and employees is also available on our internet website. In the event that an amendment to, or a waiver from, a provision of our Financial Code of Ethics or its Corporate Code of Business Conduct and Ethics is necessary, we intend to post such information on its website.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (Item B on Proxy Card)

The Board of Directors has appointed the firm of Hein & Associates LLP as the independent auditors of Gasco for the fiscal year ending December 31, 2007, and recommends ratification by the stockholders of such appointment. Hein & Associates LLP served as the independent auditor of Gasco for the fiscal year ended December 31, 2006. Representatives of Hein & Associates LLP are expected to be present at the annual meeting, have an opportunity to make statements regarding Gasco and be available to respond to appropriate questions.


The Board of Directors recommends a vote "For" approval of the proposal to ratify the appointment of Hein & Associates LLP as our independent auditors for 2007.

                               AUDIT FEES SUMMARY

Audit fees relate to the quarterly reviews, the financial statement and internal control audit for the years ended December 31, 2006 and 2005 and all other services provided in connection with the statutory and regulatory filings during these fiscal years.

The following table summarizes the fees paid to the independent accountants during the periods presented.

                                     For the Year Ended December 31,
                                   ----------------- ---------------------
                                             2006                2005
                                             ----                ----

           Audit Fees                    $ 260,000             $ 325,935
           Audit Related Fees                7,500                     -
           Tax Fees                         39,200                     -
                                          --------              --------
               Total                     $ 306,700             $ 325,935
                                         =========             =========

The Audit Committee pre-approves the fees associated with our audit and tax engagements. During the course of the year, if additional non-audit services are identified, these services are presented to the Audit Committee for pre-approval. The audit related fees incurred during 2006 related to review services associated with a potential acquisition by Gasco. All fees incurred during 2006 and 2005 were approved by the full Audit Committee. The Audit Committee and the Board of Directors considered the services listed above to be compatible with maintaining the accountants' independence.

                                  OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who wishes to submit a proposal for inclusion in the proxy material for our 2008 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934. Under Rule 14a-8, such proposal must be submitted to the Secretary of Gasco at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than December 14, 2007. However, if the date of the 2008 Annual Meeting of Stockholders is more than 30 days from May 15, 2008, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the stockholders in our public filings.

In addition, our Bylaws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or for nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a stockholder and not included in our proxy statement for such meeting, notice must be received by the Secretary of Gasco at the address indicated on the cover page not earlier than the close of business on January 17, 2008 and not later than the close of business on February 15, 2008; provided that in the event that the date of the 2008 annual meeting is more than thirty days before or more than seventy days after May 15, 2007, such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Gasco. On request, the Secretary of Gasco will provide detailed instructions for submitting proposals or nominations. A copy of the Bylaws may also be obtained upon request from the Secretary of Gasco.

                                             By Order of the Board of Directors,

                                             /s/ W. King Grant
                                             W. King Grant
                                             Secretary
April 13, 2007

Proxy - Gasco Energy, Inc.

Meeting Details

Proxy Solicited by Board of Directors for Annual Meeting - May 15, 2007

Charles B. Crowell and Richard S. Langdon, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Gasco Energy, Inc. to be held on Tuesday, May 15, 2007 at 10:00 a.m., Mountain Daylight Time, in the Lone Tree Room of the Marriott Denver South at Park Meadows, located at 10345 Park Meadows Drive, Littleton, Colorado, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed in Proposal A, and FOR proposal B.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)




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Annual Meeting Proxy Card

A. Election of Directors.
     The Board of Directors recommends a vote FOR the listed nominees.

                                    For                 Withhold
     01 Marc A. Bruner              [ ]                   [ ]
     02 Richard J. Burgess          [ ]                   [ ]
     03 Charles B. Crowell          [ ]                   [ ]
     04 Mark A. Erickson            [ ]                   [ ]
     05 Richard S. Langdon          [ ]                   [ ]
     06 Carmen J. (Tony) Lotito     [ ]                   [ ]
     07 John A. Schmit              [ ]                   [ ]
     08 Carl Stadelhofer            [ ]                   [ ]


B. Proposal
The Board of Directors recommends a vote FOR the following proposal.

                                                    For    Against      Abstain
   Proposal to ratify the appointment of Hein &     [ ]      [ ]          [ ]
   Associates LLP as independent auditors of Gasco Energy, Inc. for the fiscal year ending
   December  31, 2007.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on the proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.


Signature 1 - Please keep   Signature 2 - Please keep        Date (mm/dd/yyyy)
signature within the box    signature within the box

------------------------    ----------------------             --/--/--




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